Exhibit 99.6

CONSENT OF DON M. BAILEY

Pursuant to Rule 438 under the Securities Act of 1933, as amended (the “Securities Act”), the undersigned hereby consents to be named as a person about to become a director of Mallinckrodt plc (the “Registrant”) in the Registration Statement on Form S-4 of the Registrant (including any and all amendments or supplements thereto) to be filed with the U.S. Securities and Exchange Commission under the Securities Act.

By:	/s/ Don M. Bailey
Name:	Don M. Bailey

Dated: May 16, 2014